Exhibit 3.1.2

AY - 410715 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Foxtrot Acquisition Corp. having by Special resolution dated 29th day of May Two Thousand Twenty - Five changed its name, is now incorporated under name of LaFayette Acquisition Corp. Given under my hand and Seal at George Town in the Island of Grand Cayman this 30th day of May Two Thousand Twenty - Five An Authorised Officer, Registry of Companies, Cayman Islands . Authorisation Code : 635555461618 www.verify.gov.ky 02 June 2025